UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 18, 2010

Group 1 Automotive, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13461	76-0506313
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Gessner, Suite 500, Houston, Texas		77024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-647-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As described below in Item 5.07, on May 18, 2010, at the 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of Group 1 Automotive, Inc. (the “Company”), the Company’s stockholders approved the amendment and restatement of the Group 1 Automotive, Inc. 2007 Long Term Incentive Plan (the “Plan”), which previously had been approved by the Company’s Board of Directors subject to stockholder approval.

The Plan is a stock-based compensation plan that provides for grants of incentive stock options, stock options that do not constitute incentive stock options (non-statutory stock options), restricted stock awards, performance awards, phantom stock awards and bonus stock awards (collectively, “Awards”). The Plan is designed to align our executives’ and key employees’ long-term interests with those of our stockholders by allowing these individuals the potential to develop and maintain a significant equity ownership position in the Company. The Company believes that the Plan provides these individuals with an increased incentive to contribute to its future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders. Additionally, the Plan is designed to enhance the Company’s ability to attract and retain individuals who are essential to its progress, growth and profitability. The Company believes that its ability to attract and retain key personnel is vitally important for the future success of the Company.

The Board has delegated administration of the Plan to the Compensation Committee (the “Committee”), which consists solely of “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended. The Committee has full authority to select the individuals who will receive Awards, to determine the form and amount of each of the Awards to be granted, and to establish the terms and conditions of Awards.

The number of shares of the Company’s common stock that may be issued under the Plan is 7,500,000. The maximum aggregate number of shares of common stock that may be granted as restricted stock awards, phantom stock awards and bonus stock awards is 3,500,000.

Awards may be granted under the Plan only during a 10-year period beginning on March 8, 2007 and ending on March 8, 2017. The Board may from time to time, amend, suspend, or terminate the Plan, subject, in certain circumstances, to stockholder approval.

A more detailed description of the Plan appears on pages 20 to 29 of the Company’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”), which was filed with the Securities and Exchange Commission on April 8, 2010. The description of the Plan set forth above is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on May 18, 2010 in Houston, Texas. At the Annual Meeting, stockholders were requested to (1) elect three Class II directors to serve until the 2013 annual meeting; (2) approve the amendment and restatement of the Group 1 Automotive, Inc. 2007 Long Term Incentive Plan; and (3) ratify the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the fiscal year 2010, all of which were described in the Company’s Notice of Annual Meeting and Proxy Statement dated April 8, 2010. The following actions were taken by the Company’s stockholders with respect to each of the proposals:

1.	Elect three directors to serve until the 2013 annual meeting. All nominees were re-elected as directors by the votes indicated:

			Broker
Nominee	Voted For	Votes Withheld	Non-Votes
John L. Adams	19,886,733	320,439	1,904,354
J. Terry Strange	20,016,410	190,762	1,904,354
Max P. Watson, Jr.	20,010,697	196,475	1,904,354

2.	Approve the amendment and restatement of the Group 1 Automotive, Inc. 2007 Long Term Incentive Plan. Proposal 2 was approved by the votes indicated:

			Broker
Voted For	Voted Against	Abstentions	Non-Votes
12,778,190	7,166,189	262,793	1,904,354

3.	Ratify Ernst & Young, LLP as independent registered public accounting firm for the fiscal year ending December 31, 2010. Proposal 3 was approved by the votes indicated:

Voted For	Voted Against	Abstentions
21,983,383	125,565	2,578

Item 7.01 Regulation FD Disclosure.

On May 18, 2010, the Company issued a press release announcing that at the Annual Meeting, the Company’s stockholders re-elected three directors to serve another three-year term, ratified the amendment and restatement of the Group 1 Automotive, Inc. 2007 Long Term Incentive Plan and ratified the appointment of Ernst & Young, LLP as independent registered public accounting firm for the fiscal year ending December 31, 2010. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1
The Group 1 Automotive, Inc. 2007 Long Term Incentive Plan (As
Amended and Restated Effective as of March 11, 2010) (Incorporated
by reference to Exhibit A to the Company’s definitive proxy
statement on Schedule 14A filed on April 8, 2010).

99.1	Press release of Group 1 Automotive, Inc., dated as of May 18, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Group 1 Automotive, Inc.

May 19, 2010	By:	/s/ Darryl M. Burman

Name: Darryl M. Burman
Title: Vice President, General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	The Group 1 Automotive, Inc. 2007 Long Term Incentive Plan (As Amended and Restated Effective as of March 11, 2010) (Incorporated by reference to Exhibit A to the Company’s definitive proxy statement on Schedule 14A filed on April 8, 2010).
99.1	Press release of Group 1 Automotive, Inc., dated as of May 18, 2010.